                                                     Form of SRC Initial Warrant

THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"),  OR UNDER ANY STATE  SECURITIES LAWS. THESE
SECURITIES MAY NOT BE OFFERED FOR SALE,  SOLD,  TRANSFERRED  OR ASSIGNED  EXCEPT
PURSUANT TO REGISTRATION  UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR
UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
THAT SUCH REGISTRATION IS NOT REQUIRED.

                               WARRANT CERTIFICATE

                         For Purchase of Warrant Shares

                                       of

                                 DECORIZE, INC.

                                February 13, 2004

     THIS  CERTIFIES  THAT,  for value  received,  SRC Holdings  Corporation,  a
Missouri  corporation,  whose  address  is  3140  East  Division,   Springfield,
Missouri, or its registered transferees or assigns, is entitled,  subject to the terms and conditions  hereinafter set forth, to purchase from Decorize,  Inc., a
Delaware  corporation  (the  "Company"),  250,000  fully paid and  nonassessable
Warrant  Shares.  This Warrant  (which,  together  with all  Warrants  issued in exchange,  transfer or replacement of any thereof, are referred to herein as the
"Warrants") is issued  pursuant to that certain  Securities  Purchase  Agreement dated as of February  13, 2004 (the  "Agreement"),  between the  Company,  Quest
Capital  Alliance,  L.L.C.,  and  Purchaser (as defined  therein),  and shall be entitled  to the rights set forth  therein.  Unless  otherwise  defined  herein, capitalized  terms used in this Warrant  shall have the  meanings  given to such terms in the Agreement  (which  meanings are  incorporated  into this Warrant by this reference).

     This Warrant may be exercised by presentation and surrender of this Warrant
Certificate,  together with (i) a completed and executed Election to Purchase in the form attached as Annex I hereto,  at any time during the Exercise Period (as hereinafter  defined),  at the principal  office of the Company or at such other office as shall  have  been  theretofore  designated  by the  Company  by notice pursuant  hereto,  and (ii)  payment to the Company of the  applicable  purchase price, as hereinafter set forth.  In certain  contingencies  provided for below, the number of Warrant Shares subject to purchase hereunder or the purchase price thereof are subject to adjustment.

     This Warrant is subject to the following terms and conditions:

     1.   Exercise of Warrant.

          (a) The  purchase  rights  which are  represented  by this Warrant are exercisable at the option of the holder hereof, in whole at any time, or in part from time to time (but not as to a fractional  share of Common Stock), during  the  Exercise  Period.  In the  case  of the  purchase  of,  or the surrender of rights to purchase, less than all the shares purchasable under this  Warrant,  the Company  shall cancel this  Warrant upon the  surrender hereof and shall  execute  and  deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

          (b) The  term  "Exercise  Period"  shall  mean  and  refer to a period commencing on the date hereof and ending at midnight,  central time, on the date that is [five (5)][four (4)][three (3)] years from the date hereof.

     2. Price. The purchase price of each Warrant Share purchasable  pursuant to the exercise of this Warrant (the "Exercise  Price") shall be $1.40,  subject to adjustment as set forth  herein,  payable by bank check or wire transfer of same day funds.  Notwithstanding  the foregoing,  upon exercise of this Warrant,  the holder may deliver in payment of a portion or all of the Warrant Shares, certain of the Warrant  Shares  issuable  upon  exercise of the Warrant,  which shall be valued at the fair  market  value of such stock on the date of  exercise  of the
Warrant. For purposes of this Warrant,  "fair market value" of such shares shall mean:

          (i) if the principal  trading market for such securities is a national or regional securities exchange, the average closing price on such exchange for the twenty (20) trading days immediately prior to such Exercise Date;

          (ii) if sales  prices for shares of Common  Stock are  reported by the
     Nasdaq  National  Market  System or Nasdaq  Small Cap  Market (or a similar system then in use),  the average last reported  sales price for the twenty
     (20) trading days immediately prior to such Exercise Date; or

          (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices  for shares of Common  Stock are  reported  in the  over-the-counter market  by  Nasdaq  (or,  if not so  reported,  by the  National  Quotation
     Bureau), the average of the high bid and low ask prices so reported for the twenty (20) trading days immediately prior to such Exercise Date.

     Notwithstanding the foregoing,  if there is no reported closing price, last reported sales price, or bid and ask prices,  as the case may be, for the period in question,  then the current market price shall be determined as of the latest twenty (20) trading day period  prior to such day for which such closing  price, last  reported  sales  price,  or bid and ask  prices,  as the case may be,  are available,  unless such securities have not been traded on an exchange or in the over-the-counter  market  for 30 or more  days  immediately  prior to the day in question,  in which case the current  market price shall be  determined  in good faith by, and reflected in a formal resolution of, the Board of Directors of the
Company.

     3. Anti-Dilution  Provisions.  The Exercise Price in effect at any time and the  number  of  Warrant  Shares  and kind of  securities  purchasable  upon the exercise of this Warrant shall be subject to  adjustment  from time to time upon the happening of any of the following events:

          (a) In case at any time the Company shall  subdivide  its  outstanding shares of Common Stock into a greater number of shares,  the Exercise Price in effect  immediately prior to such subdivision  shall be  proportionately reduced.  In case at any time the outstanding shares of Common Stock of the
     Company  shall be combined  into a smaller  number of shares,  the Exercise
     Price  in  effect   immediately   prior  to  such   combination   shall  be
     proportionately increased.

          (b) In case of any reclassification,  capital  reorganization or other
     change  of  outstanding   shares  of  Common  Stock,  or  in  case  of  any
     consolidation,  merger or other business combination of the Company with or into  another  corporation  or other  entity  (other  than a merger  with a subsidiary in which merger the Company shall be the continuing  corporation and which shall not result in any reclassification,  capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon  conversion  of  this  Warrant)  or in  case  of any  sale,  lease  or conveyance to another  corporation or other entity of all or  substantially all of the  assets  of the  Company,  the  Company  shall  cause  effective provisions to be made so that the holder of this Warrant,  upon exercise of the Warrant  Shares  receivable  upon the exercise of all Warrant Shares at
     any  time  after  the  consummation  of  such   reclassification,   change,
     consolidation,  merger, sale, lease, conveyance,  dividend or distribution, shall be entitled  to receive for such shares of Common  Stock the stock or other securities or property to which the holder of this Warrant would have been entitled  upon such  consummation  if such Warrant had been  exercised into shares of Common Stock  immediately  prior to such  consummation.  Any such provision shall include  provisions for  adjustments  that shall be as nearly equivalent as may be practicable to the adjustments  provided for in this  Warrant.  The  foregoing  provisions  of  this  paragraph  (b)  shall similarly apply to successive  reclassifications,  capital  reorganizations and  changes of shares of Common  Stock and to  successive  consolidations, mergers,  sales,  leases or  conveyances.  In the event that, in connection with any such capital  reorganization or  reclassification,  consolidation, merger, sale, lease or conveyance,  additional shares of Common Stock shall be issued in exchange, conversion,  substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock  subject to the  provisions of this Section 3.

          (c) In case at any  time  the  Company  shall  fix a  record  date for purposes  of  effecting  a dividend  or  distribution  on the Common  Stock
     (whether in the form of cash,  Common Stock,  or other  securities or other property),  the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such  record  date by a fraction,  the  numerator  of which shall be the current  market price per share of Common  Stock on such record date,  less the  amount  of cash so to be  distributed  (or the fair  market  value (as determined in good faith by, and reflected in a formal  resolution  of, the
     Board  of  Directors  of the  Company))  of  the  portion  of  the  assets, securities or evidences of indebtedness  so to be  distributed,  or of such subscription  rights or warrants,  applicable to one share of Common Stock, and the  denominator  of which shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record  date is fixed;  and in the event that such  distribution  is not so made, the Exercise Price shall again be adjusted to be the Exercise  Price, which would then be in effect if such record date had not been fixed.

          (d) In each case of any event  described  above that may  require  any adjustment or  readjustment  in the shares of Common Stock  issuable on the exercise of this Warrant,  the Company at its expense will  promptly  cause its  independent  certified  public  accountants,  or in the  event  of any conflict such independent  certified public  accountants as are selected by the Board of Directors, to compute the adjustment or readjustment,  if any, in accordance with this Warrant and prepare a certificate setting forth the adjustment  or  readjustment,  or stating the reasons why no  adjustment or readjustment is being made, and showing, in reasonable detail, the analysis of the facts, as separately  certified by the Company,  upon which any such adjustment or readjustment is based, including a statement of:

               (i) the number of shares of Common  Stock then  outstanding  on a fully diluted basis, and

               (ii) the  number of shares of Common  Stock to be  received  upon exercise of this Warrant,  in effect immediately before the adjustment or readjustment and as adjusted and readjusted on account thereof.

          The Company will promptly mail a copy of each such certificate to each holder of a Warrant,  and will,  on the written  request at any time of any holder  of a  Warrant,  furnish  to  the  holder  a copy  of the  foregoing certificate setting forth the calculations used to determine the adjustment or readjustment.

     4. Elimination of Fractional  Interests.  The Company shall not be required to issue certificates  representing fractions of Warrant Shares, but will make a payment in cash based on the Exercise Price in effect at that time.

     5. Exchange and Replacement of Warrant. This Warrant is exchangeable,  upon the surrender  hereof by the  registered  holder at the principal  office of the
Company,  for new  Warrants  of like  tenor and date  representing  the right to purchase the number of shares purchasable hereunder, registered in such names as requested by such holder  (subject to the approval and consent of the  Company), each of such new  Warrants to  represent  the right to  purchase  such number of shares  as shall be  designated  by said  registered  holder at the time of such surrender.  Upon receipt by the Company of (a) evidence reasonably  satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in case of  loss,  theft  or  destruction,  and (b)  indemnity  or  security  reasonably satisfactory  to it, and upon  surrender and  cancellation  of this Warrant,  if mutilated,  the Company  will make and deliver a new Warrant or Warrants of like tenor, in lieu of this Warrant.

     6.  Rights  Prior to Exercise  of  Warrant.  Prior to the  exercise of this
Warrant,  the holder of this Warrant shall not, by reason of this Warrant or the shares  underlying  this Warrant,  be entitled to any rights of a stockholder of the  Company,  including  without  limitation  the  right  to vote,  to  receive dividends or other  distributions or to exercise any preemptive rights and shall not thereby be entitled to receive any notice of any proceedings of the Company, except as specifically provided herein.

     7.  Notices.  All  notices,  requests,  consents  and other  communications hereunder  shall be in writing and shall be mailed by first class  registered or certified mail,  postage prepaid,  at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the
Company an  address,  then to, and at the  address  of, the last  holder of this
Warrant who has so furnished an address to the Company.

     8.  Transferability;  Successors.  No  transfer  of a Warrant for less than
100,000  shares  shall be valid  unless made by the  registered  holder with the prior written consent of the Company,  which shall not be unreasonably withheld.
The terms of this Warrant  shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors,  personal representatives, successors and assigns and shall be binding upon any person,  firm,  corporation or other  entity to whom this  Warrant and any shares of Common  Stock  issuable upon exercise  hereof are assigned or  transferred  (even if in violation of the provisions of this Warrant) and the heirs, executors,  personal representatives, successors and assigns of such person, firm, corporation or other entity.

     9. Amendment and Waiver. Any changes in or additions to this Warrant may be made,  and  compliance  with any covenant or  provision  herein set forth may be waived,  only if the Company  shall obtain  consent  thereto in writing from the holder of this  Warrant.  Any waiver or consent  shall be effective  only in the specific instance and for the specific purpose for which given.

     10.  Governing  Law;  Venue.  This Warrant shall be construed in accordance with and be governed by the laws of the State of Delaware  without regard to its conflict of laws provisions. The parties irrevocably submit to the non-exclusive jurisdiction of the state and federal courts located in Greene County,  Missouri for the purpose of any suit, action or other proceeding  arising out of or based on this Warrant or its subject matter.  Each party, to the extent applicable law permits,  waives,  and  will  not  assert  by way of  motion,  as a  defense  or otherwise,  in any suit, action or proceeding brought in the above-named courts, any claim that (a) it is not subject  personally  to the  jurisdiction  of those courts, (b) the suit, action or proceeding is brought in an inconvenient  forum,
(c) the venue of the suit, action or proceeding is improper, or (d) this Warrant or its subject matter may not be enforced in or by these courts.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF,  the Company has caused this Warrant to be executed and delivered as an instrument under seal and as of the date first above written.

                                       DECORIZE, INC.,
                                       a Delaware corporation

                                       By:  /s/ Alex Budzinsky
                                          --------------------------------------
                                       Name:    Alex Budzinsky
                                       Title:   Executive Vice President and CFO

                                                                         ANNEX I

                              ELECTION TO PURCHASE

TO: DECORIZE, INC.

     The  undersigned  owner  of the  accompanying  Warrant  hereby  irrevocably exercises the option to purchase  _______________  Warrant  Shares in accordance with the terms of such  Warrant,  directs that the Warrant  Shares  issuable and deliverable  upon  such  purchase  (together  with any  check  for a  fractional interest) be issued in the name of and delivered to the  undersigned,  and makes payment in full therefor at the Exercise Price provided in such Warrant.

COMPLETE  FOR  REGISTRATION  OF  WARRANT  SHARES ON THE STOCK  TRANSFER  RECORDS
MAINTAINED BY THE COMPANY:

                                     SRC HOLDINGS CORPORATION,
                                     a Missouri corporation

                                     By:
                                        ----------------------------------------
                                     Name:  John P. Stack
                                     Title: President and CEO
                                     Address: 3140 East Division
                                              Springfield, Missouri  65802
                                              Attn:  President

                                     Social Security or Other Identifying Number

                                     Date:____________________, 20___